THIRD AMENDED WARRANT AGREEMENT

         THIRD AMENDED WARRANT AGREEMENT, dated as of April 10, 2001 (the "Third Amendment"), between TEKINSIGHT.COM, INC., a Delaware corporation having an address at 18881 Von Karman, Suite 250, Irvine, CA 92612 (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, having an address at 40 Wall Street, New York, New York 10005, as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company proposes to decrease the Warrant Price, the purpose for which is to encourage the exercise of outstanding Warrants and to permit the Company to obtain additional capital without incurring the expense and experiencing the delays inherent in either a secondary public offering or a private placement of securities;

         WHEREAS, in connection with the decrease of the Warrant Price, the Company hereby enters into this Third Amendment which Third Amendment amends the Warrant Agreement, dated December 11, 1992, between the Company and American Stock Transfer & Trust Company (the "Original Agreement"), as previously amended by (i) the Amended Warrant Agreement, dated as of November 30, 1999, between the Company and American Stock Transfer and Trust Company (the "First Amendment") and (ii) the Second Amended Warrant Agreement, dated as of November 30, 2000, between the Company and American Stock Transfer & Trust Company (the "Second Amendment", and collectively with the Original Agreement and the First Amendment, the "Warrant Agreement").

         NOW, THEREFORE, in consideration of the forgoing and for the purposes of amending the terms and provisions of the exercise of the Warrants, the Company and the Warrant Agent hereby agree as follows:

1. Definitions. All terms not expressly defined herein shall the have the same meanings as set forth in the Warrant Agreement.

2. Amendment to Section 9 of the Warrant Agreement. Section 9 of the Warrant Agreement is hereby amended to read as follows:

                  "9. Warrant Price. The price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Warrant Price") shall be $2.00 per share, subject to adjustment pursuant to a new Section 10 hereof."

3. Provisions Not Amended. All terms of the Warrant Agreement not otherwise amended hereby shall continue to remain in full force and effect.

4. Successors. All the covenants and provisions of this Third Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

                                      -2-
5. Applicable Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of law.

6. Benefits of this Amended Warrant Agreement. Nothing in this Third Amendment shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Third Amendment. This Third Amendment shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

7. Counterparts. This Third Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8. Captions. The captions of the sections and subsections of this Third Amendment have been inserted for convenience only and shall have no substantive effect.

         IN WITNESS WHEREOF, the undersigned have duly executed this Third Amendment effective as of the date first written above.


                                       TEKINSIGHT.COM, INC.


                                       By: /s/Steven J. Ross
                                          --------------------------------------
                                           Steven J. Ross
                                           President


                                       AMERICAN STOCK TRANSFER
                                       & TRUST COMPANY


                                       By: /s/Herbert J. Lemmer
                                          --------------------------------------
                                           Herbert J. Lemmer
                                           Vice President